UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2018

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 650 HOUSTON, TEXAS		77010
(Address of principal executive offices)		(Zip Code)

(713) 739-1800
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On April 9, 2018, Gastar Exploration Inc. (“Gastar” or the “Company”) issued a press release announcing that it has declared a special cash dividend on its 8.625% Series A Preferred Stock (“Series A Preferred Stock”) and its 10.75% Series B Preferred Stock (“Series B Preferred Stock”) to pay in full all accumulated and unpaid cash dividends on both of its outstanding series of preferred stock.  A copy of the Company’s press release, dated April 9, 2018, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Items.

On April 9, 2018, the Company announced that it has declared a special cash dividend on its Series A Preferred Stock and its Series B Preferred Stock to pay in full all accumulated and unpaid cash dividends on both of its outstanding series of preferred stock.  Primarily in response to the decline in oil prices and to preserve liquidity, Gastar had previously suspended the payment of monthly cash dividends on both outstanding series of its preferred stock as of August 1, 2017. The total amount of the declared dividend payments is approximately $10.9 million.

The Series A Preferred Stock April 2018 dividend payment will include all accumulated and unpaid dividends accrued since August 1, 2017 at an annualized 8.625% through the payment date, which is equivalent to $1.617188 per share, based on the $25.00 per share liquidation preference.

The Series B Preferred Stock April 2018 dividend payment will include all accumulated and unpaid dividends accrued since August 1, 2017 at an annualized 10.75% through the payment date, which is equivalent to $2.015625 per share, based on the $25.00 per share liquidation preference.

The dividend on the Series A Preferred Stock and Series B Preferred Stock is payable on April 30, 2018 to holders of record at the close of business on April 20, 2018.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document

99.1	Press release dated April 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer